EXHIBIT 4.15.1

AMENDMENT NO. 3 AND WAIVER TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

This Amendment No. 3 and Waiver to Amended and Restated Credit and Guaranty Agreement (this “Amendment”), dated as of December 29, 2006, is made by Sanmina-SCI Corporation, a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors”), the Lenders party hereto, Citibank, N.A., as Collateral Agent (the “Collateral Agent”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Reference is hereby made to the Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, entered into by and among the Company, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as Initial Issuing Bank, Citicorp USA, Inc., as Syndication Agent, The Bank of Nova Scotia, Deutsche Bank Trust Company Americas and KeyBank National Association, as Co-Documentation Agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Book Managers and Joint Lead Arrangers, the Administrative Agent and the Collateral Agent, as amended by that certain Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of June 30, 2006, and that certain Amendment No. 2 and Waiver to Amended and Restated Credit and Guaranty Agreement (“Amendment No. 2”), dated as of October 13, 2006 (collectively, the “Credit Agreement”), that certain Letter Waiver, dated as of August 10, 2006, entered into by and among the parties to the Credit Agreement, as extended by the Letter Waiver Extension, dated as of August 31, 2006, Amendment No. 2 and that certain Waiver and Letter Extension No. 2, dated as of December 7, 2006 (collectively, the “Waiver”).

The Company has requested that the Lenders agree to a waiver under the Credit Agreement and certain amendments thereof as set forth herein and the Lenders have agreed to such request on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.  Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.  Unless otherwise expressly stated herein, all Section and Article references herein shall refer to Sections and Articles of the Credit Agreement.

2.                                       Amendments to Credit Agreement.  (a)  The definition of “EBITDA” is amended by deleting the word “and” before “(xi)” therein and substituting therefor “,” and by adding before the second proviso in such definition the following:

“and (xii) an amount, not to exceed $25 million, in respect of non-recurring charges incurred in the fourth Fiscal Quarter of 2006 or the first Fiscal Quarter of 2007 and as specified in Schedule 1.2,”

(b)                                 The definition of “Fixed Charge Coverage Ratio” is amended (i) by deleting the figure “$30,000,000” therein and substituting therefor the figure “$55,000,000” and (ii) by adding, after the words “Excluded Debt Amount”, the words “, from and after October 13, 2006, any interest paid in respect of the 3% Notes,”.

(c)                                  The definition of “Historical Financial Statements” is amended by adding at the end thereof the following:

“, in each case as restated as part of the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended July 1, 2006.”

(d)                                 The definition of “Leverage Ratio” is amended by adding, after the words “Excluded Debt Amount”, the words “and, from and after October 13, 2006, the 3% Notes”.

(e)                                  Section 5.1(a) of the Credit Agreement is amended by deleting that portion of the first two lines thereof through the words “Fiscal Year,” and substituting therefor the following:

“as soon as available, and in any event no later than the date required therefor by the applicable rules and regulations established by the Securities and Exchange Commission (‘SEC’), including giving effect to SEC Rule 12b-25,”

(f)                                    Section 5.1(b) of the Credit Agreement is amended by deleting that portion of the first two lines thereof through the words “Fiscal Year,” and substituting therefor the following:

“as soon as available, and in any event no later than the date required therefor by the applicable rules and regulations established by the SEC, including giving effect to SEC Rule 12b-25,”

(g)                                 Section 5.13 of the Credit Agreement is deleted in its entirety.

(h)                                 Section 6.7(a) of the Credit Agreement is deleted in full and replaced by the following:

“(a) Fixed Charge Coverage Ratio.  Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter: for any Fiscal Quarter ending on or before September 2006 to be less than 1.75:1.00; for the Fiscal Quarters ending December 2006 and March 2007 to be less than 1.35:1.00; for the Fiscal Quarters ending June 2007 and September 2007 to be less than 1.50:1.00; and thereafter to be less than 1.75:1.00.”

(i)                                     Section 6.7(b) of the Credit Agreement is amended by deleting the table therein and replacing it with the following:

2

Fiscal Quarter Ending	Ratio
December 2005	5.00:1.00
April 2006	5.00:1.00
July 2006	4.75:1.00
September 2006	4.75:1.00
December 2006	5.25:1.00
March 2007	5.25:1.00
June 2007	5.00:1.00
September 2007	4.75:1.00
December 2007	4.50:1.00
March 2008	4.50:1.00
June 2008	4.25:1.00
September 2008	4.25:1.00

(j)                                     Section 9.11 of the Credit Agreement is amended by deleting subsection (b) in its entirety and re-lettering subsection “(c)” as “(b)”.

(k)                                  Schedule 1.2 attached hereto is added to and made a part of the Credit Agreement

3.                                       Waiver and Consent.  (a)  Subject to the terms and conditions set forth herein, the Lenders hereby waive compliance by the Company with the provisions of Section 6.7(a) of the Credit Agreement solely for the Fiscal Quarter ended September 2006 and any Default or Event of Default, and the consequences thereof, that may have arisen as a result of any noncompliance with such section for such Fiscal Quarter.  This Section shall be deemed to constitute the notice of such Default or Event of Default required under Section 5.1(e) of the Credit Agreement.

(b)                                 The waiver set forth above relates solely to the noncompliance by the Borrower with the provisions of Section 6.7(a) of the Credit Agreement to the extent described above and nothing in this Amendment shall be deemed to:

(i)             constitute a waiver of compliance by the Company with respect to (A) Section 6.7(a) of the Credit Agreement in any other instance or as it relates to any other provision, right or remedy of the Agent or the Lenders under the Credit Documents in respect of a Default or an Event of Default or (B) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

(ii)          prejudice, except as provided in the foregoing waiver, any right or remedy that the Agent or any Lender may now have or may have hereafter under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

4.                                       Conditions Precedent.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the date on which such conditions are satisfied hereinafter the “Amendment Effective Date”):

3

(a)                                  The Administrative Agent shall have received evidence that this Amendment has been duly executed and delivered by the Company, the Guarantors and the Requisite Lenders.

(b)                                 The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)                                  No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment and the Waiver.

(d)                                 The Administrative Agent shall have received, for the benefit of each Lender that has executed this Amendment on or before 12:00 noon (Charlotte time) on December 29, 2006, a fee from the Company in an amount equal to 0.25% of the Revolving Credit Commitment of each Lender which amount shall be distributed to each Lender no later than the Business Day immediately succeeding the Amendment Effective Date.

5.                                       Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties set forth in the Credit Agreement are true and correct in all material respects as if made again on and as of such date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (b) except as has been waived by the Requisite Lenders in the Waiver, no Default or Event of Default has occurred and is continuing and (c) the Credit Agreement (as amended by this Amendment) and all other Credit Documents are and remain legal, valid, binding and enforceable obligations of the Credit Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.                                       Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.  If any representation or warranty made in this Amendment is false in any material respect when made, then such shall constitute an Event of Default under the Credit Agreement.

7.                                       Reference to Agreement.  Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Credit Document.

4

8.                                       Costs and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

9.                                       Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

10.                                 Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

11.                                 Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender or Agent may have under the Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender or Agent to execute similar or other consents under the same or similar or other circumstances in the future.

12.                                 Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (a) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (b) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Credit Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 12.  Each of the Guarantors hereby further acknowledges that Company, Administrative Agent, Collateral Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provision of the Credit Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

[The remainder of this page is intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

SANMINA-SCI CORPORATION,
a Delaware corporation

By:	/S/ WALTER BOILEAU
Name: Walter Boileau
Title: Vice President and Treasurer

Signature Page to Sanmina Amendment No. 3

GUARANTORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.
VIKING INTERWORKS INC.
COMPATIBLE MEMORY, INC.
SCI SYSTEMS, INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
INTERAGENCY, INC.
SANMINA-SCI SYSTEMS ENCLOSURES (DENTON) INC.
SCIMEX, INC.
NEWISYS, INC.
SANMINA-SCI ENCLOSURES USA INC.
SANMINA-SCI USA, INC.

All By:	/S/ WALTER BOILEAU
Name: Walter Boileau
Title: Vice President and Treasurer

Signature Page to Sanmina Amendment No. 3

SCI PLANT No. 5, L.L.C.

By:

SANMINA-SCI SYSTEMS (ALABAMA) INC.,
its Sole Member

By:	/S/ WALTER BOILEAU
Name: Walter Boileau
Title: Vice President and Treasurer

Signature Page to Sanmina Amendment No. 3

SCI PLANT No. 22, L.L.C.

By:

SCI TECHNOLOGY, INC.,
its Sole Member

By:	/S/ WALTER BOILEAU
Name: Walter Boileau
Title: Vice President and Treasurer

Signature Page to Sanmina Amendment No. 3

SANMINA GENERAL, L.L.C.
SANMINA LIMITED, L.L.C.

All by:

SANMINA-SCI CORPORATION,
their Sole Member

By:	/S/ WALTER BOILEAU
Name: Walter Boileau
Title: Vice President and Treasurer

Signature Page to Sanmina Amendment No. 3

SANMINA TEXAS, L.P.

By:	SANMINA GENERAL, L.L.C.,
its General Partner

	By:	SANMINA-SCI CORPORATION,
its Sole Member

	By:	/S/ WALTER BOILEAU
Name: Walter Boileau
Title: Vice President and Treasurer

Signature Page to Sanmina Amendment No. 3

ADMINISTRATIVE AGENT AND LENDER:

BANK OF AMERICA, N.A.

By:	/S/ KEVIN MCMAHON
Name: Kevin McMahon
Title: Senior Vice President

Signature Page to Sanmina Amendment No. 3

COLLATERAL AGENT:

CITIBANK, N.A.

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature Page to Sanmina Amendment No. 3

LENDERS:

CITICORP USA, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature Page to Sanmina Amendment No. 3

THE BANK OF NOVA SCOTIA

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature Page to Sanmina Amendment No. 3

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/S/ PAUL O’LEARY
Name: Paul O’Leary
Title: Vice President

By:	/S/ OMAYRA LAUCELLA
Name: Omayra Laucella
Title: Vice President

Signature Page to Sanmina Amendment No. 3

KEYBANK NATIONAL ASSOCIATION

By:	/S/ RAED Y. ALFAYOUMI
Name: Raed Y. Alfayoumi
Title: Vice President

Signature Page to Sanmina Amendment No. 3

SUNTRUST BANK

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature Page to Sanmina Amendment No. 3

WELLS FARGO BANK, N.A.

By:	/S/ GAVIN S. HOLI
Name: Gavin S. Holi
Title: Vice President

Signature Page to Sanmina Amendment No. 3

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature Page to Sanmina Amendment No. 3

Schedule 1.2

1.  Charges arising from the write-off of approximately $15 million of excess and obsolete inventories from transition out of the original design manufacturing business.

2.  Charges arising from the recording of a $5 million reserve against certain aged receivables.

3.  Charges arising from the one-time accrual of approximately $5 million for rework claims related to certain components utilized in products shipped to a customer that are being recalled.

Schedule 1.2 to Sanmina Amendment No. 3